Exhibit 99.(16)

TURNER FUNDS

I hereby appoint Michael P. Malloy, Brian F. McNally, Thomas R. Trala and Ty S. Edwards attorney for me, with full power of substitution, and in my name and on my behalf as a Trustee to sign any Registration Statement on Form N-14 or Amendment thereto of Turner Funds to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or Investment Company Act of 1940, and generally to do and perform all things necessary to be done in that connection.

I have signed this Power of Attorney on September 7, 2012

/s/ Alfred C. Salvato
Alfred C. Salvato

TURNER FUNDS

I hereby appoint Michael P. Malloy, Brian F. McNally, Thomas R. Trala and Ty S. Edwards attorney for me, with full power of substitution, and in my name and on my behalf as a Trustee to sign any Registration Statement on Form N-14 or Amendment thereto of Turner Funds to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or Investment Company Act of 1940, and generally to do and perform all things necessary to be done in that connection.

I have signed this Power of Attorney on September 7, 2012

/s/ Janet F. Sansone
Janet F. Sansone

TURNER FUNDS

I hereby appoint Michael P. Malloy, Brian F. McNally, Thomas R. Trala and Ty S. Edwards attorney for me, with full power of substitution, and in my name and on my behalf as a Trustee to sign any Registration Statement on Form N-14 or Amendment thereto of Turner Funds to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or Investment Company Act of 1940, and generally to do and perform all things necessary to be done in that connection.

I have signed this Power of Attorney on September 7, 2012

/s/ John T. Wholihan
John T. Wholihan